UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2019 (May 3, 2019)

New Media Investment Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36097	38-3910250
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas

New York, NY 10105

212-479-3160

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NEWM	New York Stock Exchange

As of April 30, 2019, 60,529,861 shares of the registrant’s common stock were outstanding.

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 3, 2019, the Board of Directors (the “Board”) of New Media Investment Group Inc. (“New Media”) received and accepted the resignation of Wesley R. Edens from his positions as a director and the Chairman of the Board, effective as of such date. Mr. Edens’s resignation was not due to any disagreement with New Media, the Board or the management of New Media on any matter relating to New Media’s operations, policies, practices or otherwise.

The Board has appointed Michael E. Reed, Chief Executive Officer and a director, as the new Chairman of the Board. In addition, New Media’s independent directors have appointed Kevin Sheehan as the Board’s first Lead Independent Director.

The Board intends to appoint a new director to the Board to fill the vacant seat created by Mr. Edens’s resignation. The Board believes that diversity can strengthen board performance and is actively searching for women and other candidates with diverse backgrounds and experiences.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW MEDIA INVESTMENT GROUP INC.

Date: May 8, 2019	By:	/s/ Michael E. Reed
Michael E. Reed
Chief Executive Officer and President